Exhibit 99.1

Southern First

ANNUAL SHAREHOLDER MEETING

May 21, 2024

FORWARD-LOOKING STATEMENTS

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Corporate Profile: SFST (NASDAQ)


Greensboro
Raleigh
Charlotte
NORTH CAROLINA
Greenville
SOUTH CAROLINA
Columbia
Summerville
Charleston
Atlanta
GEORGIA

Southern First Markets:

Greenville, SC	2000
Columbia, SC	2007
Charleston, SC	2012
Raleigh, NC	2016
Atlanta, GA	2017
Summerville, SC	2018
Greensboro, NC	2018
Charlotte, NC	2021

Headquartered in Greenville, SC
24 years old – 2000 de novo

As of December 31, 2023:

Total Assets	$4.1 Billion
Common Shares Outstanding	8.1 Million
Book Value Per Common Share	$ 38.63

2023 Year-End Highlights

GROWTH & FINANCIAL PERFORMANCE		
2023 Net income	$13.4 million	
Earnings per share (diluted)	$1.66	
Book value	$38.63	⬆5%
Deposit growth	$246 million	⬆8%
Loan growth	$329 million	⬆10%
Net charge-offs	0.0%	

2022 –2024 Industry Environment

- Federal Reserve begins increasing rates to fight historically high inflation
  - 525 basis points from March 2022 – July 2023
  - Highest and fastest rate increase in over 40 years
  - Fed has pulled over $1 trillion in liquidity from the system
- Increasing deposit costs reduces net interest margin
- Increasing rates result in unrealized losses in investment portfolio
- Increasing rates creates potential credit issues for borrowers

Recent Inflation Trend Reflects the Ongoing Battle


10.00 %
8.00 %
6.00 %
4.00 %
2.00 %
0.00 %
2020
2022
2024
TRADINGECONOMICS.COM | U.S. BUREAU OF LABOR STATISTICS

The Battle to Tame Inflation

- Unprecedented action by the Fed
- Utilizing monetary policy to slow economy
- Fed target – 2.00% inflation



The Most Aggressive Tightening Cycle in Decades
Changes in the federal funds target rate in past tightening cycles (in percentage points)
1983
1988
1994
1999
2004
2015
2022
6.00
4.00
2.00
0.00
2022: 5.25
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36
Months after first rate hike
Source: U.S. Federal Reserve
statista

Impact of Fed Actions on Inflation

-- Inflation

-- Fed Funds rate

- Monetary policy is working
- Inflation reduced from 9% to 3%
- Current inflation is bumpy


2.00%



Regional bank shares vs the US stock market
One year after the SVB troubles emerged, regional bank stocks broadly have yet to catch up
S&P 500
20%
10
0
-10
-20
-30
S&P 500 banks index
KBW Regional Banking index
April 2023
May
June
July
Aug.
Sept.
Oct.
Nov.
Dec.
Jan. 2024
Feb.
March
Source: LSEG data | Graphic by Lewis Krauskopf

Q1 2024 RESULTS

- Net income of $2.5 million
  - $0.31 diluted EPS
- Deposit growth of $81 million
- Loan growth of $41 million
- Book value increased 4% since Q1 2023 - $38.65 as of Q1 2024
- Margin increased
- Superb asset quality
- Capital accretion – solid capital strength

SFST Strategic Initiatives

- Wisely manage the storm – well positioned when the Fed pivots
- Continue demonstrated excellence in managing credit risk
- Improve margin
  - Loan yields should continue increasing
  - Deposit costs seem to have peaked
- Manage capital
- Invest in the client experience / continue recruiting talent
- Continue growing client relationships

SFST Strategic Initiatives

- Improve margin – loan yield expectations:
  - New loan yields exceed 8.00%
  - Almost $1 billion of fixed rate portfolio with yields less than 5.00% will be reinvested at current rates before end of 2027
    - Maturities, amortizations, payoffs
    - Represents approximately 40% of fixed rate portfolio with yields less than 5.00%

SFST – Focused on growing shareholder value

Growth
Organic strength in each market

Performance
Earnings/risk management

Model
Technology/highly efficient structure

Markets
Attractive markets in SC, NC, & GA

Leadership
Performance driven


Southern First Bancshares, Inc.
SouthernFirst

Addendum:

SFST Governance / Executive Compensation

Board Compensation Committee / Nominating & Corporate Governance Committee

- Board declassification process continuing
- Board-approved Clawback Policy covers Executive Officers
- Change-in-control agreements modified
  - Clarified "good reason" definition
- Updated insider trading policy – prohibits hedging transactions
- Improved pay for performance
  - Equity Incentive Plan tied to 3-year cumulative objective targets